Exhibit 10.1

FOURTH AMENDMENT TO CONSTRUCTION LOAN AGREEMENT

This Fourth Amendment to Construction Loan Agreement is dated as of the 22nd day of April, 2005, and is by and between DAKOTA ETHANOL, L.L.C., a South Dakota limited liability company (“BORROWER”) and FIRST NATIONAL BANK OF OMAHA (“BANK”), a national banking association established at Omaha, Nebraska.

WHEREAS, BANK and BORROWER executed a Construction Loan Agreement dated as of September 25, 2000 (the Construction Loan Agreement, together with all amendments thereto is herein called the “AGREEMENT”)

WHEREAS, the parties desire to further amend the AGREEMENT.

Now, therefore, for valuable consideration, receipt and adequacy of which is acknowledged, the parties agree as follows:

1.                                       All capitalized terms herein that are not otherwise defined shall have the meanings assigned to them in the AGREEMENT. Any requirements, covenants and obligations of BORROWER pursuant to the AGREEMENT with regard to the CONSTRUCTION LOAN also apply to the TERM NOTES and REVOLVING LOAN;

2.                                       Effective immediately, Section 1.16 of the AGREEMENT is hereby amended to read:

1.16                           “LOAN TERMINATION DATE” means the earliest to occur of the following: (i) as to TERM NOTE 2, TERM NOTE 4, and TERM NOTE 5, September 1, 2011; as to the REVOLVING NOTE, April 21, 2006; (ii) the date the OBLIGATIONS are accelerated pursuant to this AGREEMENT, and (iii) the date BANK receives (a) notice in writing from BORROWER of BORROWER’S election to terminate this AGREEMENT and (b) indefeasible payment in full of the OBLIGATIONS.

3.                                       BORROWER certifies by its execution hereof that the representations and warranties set forth in Section 5 of the AGREEMENT are true as of this date, and that no EVENT OF DEFAULT under the AGREEMENT, and no event which, with the giving of notice or passage of time or both, would become such an EVENT OF DEFAULT, has occurred as of this date.

4.                                       This Amendment maybe executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts of each instrument or agreement, taken together, shall constitute but one and the same instrument.

5.                                       Except as amended hereby the parties ratify and confirm as binding upon them all of the terms of the AGREEMENT.

IN WITNBSS WHEREOF, the parties hereto have caused this AGREEMENT to be executed by their respective officers or managers thereunto duly authorized, as of the date first above written.

Dakota Ethanol, L.L.C.	First National Bank of Omaha

By: /s/ Douglas Van Duyn	By: /s/ Omer Sagheer
Doug Van Duyn,	Omer Sagheer, Commercial Loan Officer
Chairman of the Board of Managers

NOTARY ACKNOWLEDGMENT

STATE OF SOUTH DAKOTA)
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COUNTY OF LAKE)

On this 20th DAY OF April, 2005, before me, the undersigned, a Notary Public, personally appeared Doug Van Duyn, the Chairman of the Board of Governors of Dakota Ethanol, L.L.C., who executed the foregoing instrument, and acknowledged the executed the same as his voluntary act and deed, as well as that of the comp

/s/ Alan May 09-22-2007
Notary Public